Exhibit 99.1

SAKER AVIATION SERVICES, INC. ANNOUNCES

1-FOR-30 REVERSE STOCK SPLIT

New York, NY, February 28, 2019 – Saker Aviation Services, Inc. (OTCQB:SKAS) (the “Company”), an aviation services company specializing in ground-based services to the general aviation marketplace, announced today that its Board of Directors (the “Board”) approved a 1-for-30 reverse stock split of the Company’s authorized and outstanding common and preferred stock, to be effective with the opening of trading on the OTCQB Marketplace on Friday, March 1, 2019. The Company’s ticker symbol, SKAS, will remain unchanged; however, a “D” will be appended as the 5th character to the ticker symbol for 20 business days including the effective date. The Company’s common stock will trade on the OTCQB Marketplace on a split-adjusted basis under the CUSIP number 79380Q 205.

On August 17, 2017, the holders of a majority of the Company's outstanding shares of common stock approved the reverse stock split and gave the Board discretionary authority to select a ratio for the split ranging from 1-for-10 to 1-for-100. The Board approved the reverse stock split on a 1-for-30 ratio on February 14, 2019.

As a result of the reverse stock split, the total number of shares of common stock held by each stockholder on February 27, 2019 will be converted automatically into the number of whole shares of common stock equal to the number of shares of common stock held by the stockholder immediately prior to the reverse stock split divided by 30. As a result of the reverse stock split, the Company's issued and outstanding shares of common stock will decrease to approximately 1.0 million post-split shares (prior to effecting the rounding of fractional shares into whole shares as described below) from approximately 30.2 million pre-split shares.

No fractional shares will be issued as a result of the reverse stock split. Stockholders who otherwise would be entitled to a fractional share because they hold a number of shares not evenly divisible by the 1-for-30 reverse split ratio will automatically be entitled to receive an additional fractional share of the Company's common stock to round up to the next whole share.

The reverse stock split will affect all issued and outstanding shares of the Company’s common stock, as well as the number of shares of common stock available for issuance under the Company’s equity incentive plans. In addition, the reverse stock split will reduce the number of shares of common stock issuable upon the exercise of stock options or warrants outstanding immediately prior to the reverse split and correspondingly increase the respective exercise prices. The reverse stock split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the reverse stock split results in some stockholders experiencing an adjustment of a fractional share as described above.

About Saker Aviation Services, Inc.

Saker Aviation Services (www.SakerAviation.com), through our subsidiaries, operates in the aviation services segment of the general aviation industry, in which we serve as the operator of a heliport, a fixed base operation (“FBO”), and as a consultant for a seaplane base that we do not own. FBOs provide ground-based services, such as fueling, aircraft storage, and aircraft maintenance for general aviation, commercial and military aircraft, and other miscellaneous services.

CONTACT:
Saker Aviation Services, Inc.

Ronald J. Ricciardi

President

1.212.776.4046
RRicciardi@SakerAviation.com

Note Regarding Forward-Looking Statement

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “will” and similar references to future periods. These statements may include projections of revenue, provisions for doubtful accounts, income or loss, capital expenditures, repayment of debt, other financial items, statements regarding our plans and objectives for future operations, acquisitions, divestitures and other transactions, statements of future economic performance, statements of the assumptions underlying or relating to any of the foregoing statements and statements other than statements of historical fact.

Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. The Company therefore cautions readers of this press release against relying on any of these forward-looking statements because they are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the Company’s services and pricing, general economic conditions, its ability to raise additional capital, its ability to obtain the various approvals and permits for the acquisition and operation of FBOs and the other risk factors contained under Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Any forward-looking statement made in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time and it is not possible to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.